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                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               ESYNCH CORPORATION

             (Originally incorporated under the name TRI-NEM, INC.)
         (Original Certificate of Incorporation filed December 21, 1988)
                     (Formerly known as INNOVUS CORPORATION)

         ESYNCH CORPORATION, a corporation duly organized and existing under the General Corporation Law of Delaware (the "Corporation"), does hereby certify as follows:

         1. The following provisions of the Restated Certificate of Incorporation of the Corporation shall be and become the restated certificate of incorporation of the Corporation effective at 5:00 o'clock p.m. on Monday, November 29, 1999 (the "Effective Time"), and the Restated Certificate of Incorporation of the Corporation shall hereby be amended and restated to read in its entirety as follows:

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ESYNCH CORPORATION

                                    ARTICLE I
                                      NAME


         The name of the corporation (the "Corporation") is as follows:

                               ESYNCH CORPORATION

                                   ARTICLE II
                                    DURATION

         The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE III
                                    PURPOSES

         The purposes for which the Corporation is organized are:

         To seek, investigate, acquire interests in, and dispose of business opportunities, ventures, and assets; to own and operate any lawful enterprise whatsoever; to acquire, hold, and dispose of real or personal properties of any kind or nature whether tangible or intangible; and generally to do or perform any act necessary or desirable in connection with the foregoing;

         To acquire by purchase or otherwise, own, hold, lease, rent, mortgage, or otherwise trade with and deal in real estate, lands, and interests in lands and all other property of every kind and nature;

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         To borrow money and to execute notes and obligations and security contracts therefor, and to lend any of the monies or funds of the Corporation and to take evidence of indebtedness therefor, and also to negotiate loans; to carry on a general mercantile business and to purchase, sell, and deal in such goods and supplies, and merchandise as are necessary or desirable in connection therewith;

         To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers herein named or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

         To engage in any and all other lawful purposes, activities, and pursuits, whether similar or dissimilar to the foregoing, for which corporations may be organized under the General Corporation Law of Delaware and to exercise all powers allowed or permitted thereunder.

                                   ARTICLE IV
                                AUTHORIZED SHARES

         The Corporation shall have authority to issue an aggregate of 51,000,000 shares, of which 1,000,000 shares shall be preferred stock, $0.001 par value (hereinafter the "Preferred Stock"), and 50,000,000 shares shall be common stock, $0.001 par value (hereinafter the "Common Stock"). The powers, preferences, and rights, and the qualifications, limitations, and restrictions of the shares of stock of each class and series which the Corporation shall be authorized to issue are as follows:

         (a) PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of each such series and qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences, and relative participating, optional, and other rights and the qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

                  (i) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

                  (ii) The rate and times at which, and the terms and conditions on which, dividends, if any, on the shares of the series shall be paid; the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation or on any series of Preferred Stock and whether such dividends shall be cumulative or noncumulative;


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                  (iii) The right, if any, of the holders of the shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Corporation and the terms and conditions of such conversion or exchange;

                  (iv) Whether shares of the series shall be subject to redemption and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any other class or classes of stock of the Corporation, cash, or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

                  (v) The rights, if any, of the holders of shares of the series on voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of this Corporation;

                  (vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

                  (vii) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include
(A) the right to more or less than one vote per share on any or all matters voted on by the shareholders, and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the board of directors may determine.

         (b) COMMON STOCK. The Common Stock shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

                  (i) After the requirements with respect to preferential dividends of Preferred Stock, if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by the General Corporation Law of Delaware, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors without distinction to series;

                  (ii) After distribution in full of any preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each without distinction as to series; and

                  (iii) Except as may otherwise be required by law or this Certificate of Incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend this Certificate of Incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the


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Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

         (c)      OTHER PROVISIONS.

                  (i) The board of directors of the Corporation shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; PROVIDED, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessments thereon.

                  (ii) Unless otherwise provided in the resolution of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Corporation or of any security or obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.

                  (iii) Anything herein contained to the contrary notwithstanding, any and all right, title, interest, and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents, or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.

                                    ARTICLE V
                             LIMITATION ON LIABILITY

         A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the General Corporation Law of Delaware as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit.

                                   ARTICLE VI
               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

         The Corporation elects not to be governed by the provisions of section 203 of the General Corporation Law regarding business combinations with interested shareholders.


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                                   ARTICLE VII
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who, at the request of the board of directors of the Corporation, may serve, or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock, or which it was or may be a creditor, and the respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid on judgment, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually or necessarily by such persons in connection with the defense or settlement or any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be assessed against them or any of them, by reason of being or having been directors or officers of the Corporation, or such other corporation, to the full extent permitted by the General Corporation Law of Delaware as it may from time to time be amended.

                                  ARTICLE VIII
                        OFFICERS AND DIRECTORS CONTRACTS

         No contract or other transaction between the Corporation and any other firm or corporation shall be affected by the fact that a director or officer of the Corporation has an interest in, or is a director or officer of the Corporation or any other corporation. Any officer or director individually or with others, may be a party to, or may have an interest in, any transaction of the Corporation, or any transaction in which the Corporation is a party or has an interest. Each person who is not or may become an officer or director of the Corporation is hereby relieved from liability he might otherwise obtain in the event such officer or director contracts with the Corporation for the benefit of himself or any firm or other corporation in which he may have an interest; PROVIDED, such officer or director acts in good faith.

                                   ARTICLE IX
                     REGISTERED OFFICE AND REGISTERED AGENT

         The name and address of the Corporation's registered agent in the state of Delaware is Corporation Service Company, 1013 Centre Road, in the city of Wilmington, county of New Castle, Delaware 19805. Either the registered office or the registered agent may be changed in the manner provided by law.

                                    ARTICLE X
                                    AMENDMENT

         The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in its Certificate of Incorporation from time to time in accordance with the laws of the state of Delaware, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE XI
                        ADOPTION AND AMENDMENT OF BYLAWS

         The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new


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bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Delaware now or hereafter existing.

                                   ARTICLE XII
                                    DIRECTORS

         The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than three nor more than fifteen directors.

         2. The Board of Directors of the Corporation duly adopted resolutions that set forth the foregoing Restated Certificate of Incorporation (which restates and integrates and also further amends the Corporation's certificate of incorporation, as heretofore amended or supplemented), declared the proposed amendment and restatement to be advisable, and directed that the amendment and restatement be submitted to the Corporation's stockholders for adoption.

         3. The Restated Certificate of Incorporation was duly adopted by the holders of a majority of voting power of all shares outstanding of Common Stock and Series I Preferred Stock, voting together as one single class, being the holders of all shares outstanding of capital stock entitled to vote thereon, at a duly held meeting in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of Delaware upon notice as provided in
Section 222 of the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed as of the 29th day of November, 1999 and each of the signatories to this instrument acknowledges or affirms under penalties of perjury that this instrument is the act and deed of the Corporation and that the matters set forth in this instrument are true.

                                       ESYNCH CORPORATION


                                       By:
                                          ----------------------------
                                            Thomas Hemingway,
                                            Chief Executive Officer

                                       ATTEST:


                                       By:
                                          ----------------------------
                                            T. Richard Hutt, Secretary
                                            Secretary


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